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                                                                      EXHIBIT 11



                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                      (In thousands except per share data)



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                                                                                        Fiscal Year Ended
                                                                   ------------------------------------------------------------
                                                                     July 2, 2000        June 27, 1999       June 28, 1998
                                                                   -----------------   ------------------  ------------------
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COMPUTATIONS FOR STATEMENTS OF INCOME

Net income                                                          $       136,473     $        106,101    $         70,645
                                                                   =================   ==================  ==================

Basic earnings per share of common stock:

         Average shares of common stock outstanding                          22,788               23,344              24,666
                                                                   =================   ==================  ==================

         Basic earnings per share of common stock                   $          5.99     $           4.55    $           2.86
                                                                   =================   ==================  ==================


Diluted earnings per share of common stock:

         Average shares of common stock outstanding                          22,788               23,344              24,666

         Incremental common shares applicable to
           common stock options based on the common
           stock average market price during the period                          52                  114                 109

         Incremental common shares applicable to
           restricted common stock based on the common
           stock average market price during the period                           2                    -                   -
                                                                   -----------------   ------------------  ------------------

         Average common shares assuming dilution                             22,842               23,459              24,775
                                                                   =================   ==================  ==================

         Fully diluted earnings per average share of
           common stock, assuming conversion of all
           applicable securities                                    $          5.97     $           4.52    $           2.85
                                                                   =================   ==================  ==================
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